                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   LASERSCOPE
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [LASERSCOPE LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 11, 1999
                            ------------------------

TO THE SHAREHOLDERS OF LASERSCOPE:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Laserscope, a California corporation (the "Company"), will be held at the Company's principal executive offices at 3052 Orchard Drive, San Jose, California 95134, on Friday, June 11, 1999 at 9:00 a.m. local time, for the following purposes:

          1. To elect the following directors to serve for the ensuing year and until their successors are elected: E. Walter Lange, Robert V. McCormick, Rodney Perkins, M.D. and Robert J. Pressley, Ph.D.;

          2. To authorize an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares;

          3. To approve the adoption of the Company's 1999 Employee Stock Purchase Plan and to reserve 100,000 shares of Common Stock for issuance thereunder;

          4. To approve the adoption of the Company's 1999 Directors' Stock Option Plan and to reserve 300,000 shares of Common Stock for issuance thereunder;

          5. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 1999; and

          6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 15, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you decide to attend the Annual Meeting, you may vote in person even if you returned a proxy card.

                                       BY ORDER OF THE BOARD OF DIRECTORS
                                       /s/Elias J. Blawie

                                       ELIAS J. BLAWIE
                                       Secretary

San Jose, California
April 30, 1999

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROMPTLY SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING.

                               [LASERSCOPE LOGO]
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                    FOR 1999 ANNUAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Laserscope, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held Friday, June 11, 1999, at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at 3052 Orchard Drive, San Jose, California 95134. The Company's telephone number at that location is (408) 943-0636.

     These proxy solicitation materials were mailed on or about April 30, 1999 to all shareholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Dennis LaLumandiere, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors authorized by the Company's Bylaws. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting with respect to a particular matter at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for the approval of the amendment to the Company's 1994 Stock Option Plan, for the adoption of the 1999 Employee Stock Purchase Plan and reservation of shares thereunder, for the adoption of the 1999 Directors' Stock Option Plan and the reservation of shares thereunder, for ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Skinner & Co., Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Skinner & Co. a fee not to exceed $7,500 for its services, including its usual and proper out of pocket expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

RECORD DATE AND SHARE OWNERSHIP

     Only Company shareholders of record at the close of business on April 15, 1999 are entitled to notice of and to vote at the Annual Meeting. As of April 15, 1999, 12,545,977 shares of the Company's Common Stock were issued and outstanding.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's Bylaws currently provide for five directors. At the Annual Meeting, the Board of Directors has nominated four directors to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees for whom the proxy holders will vote will be determined by the proxy holders. Assuming a quorum is present, the nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected, up to the number of directors authorized by the Company's Bylaws. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

     The nominees' names, ages as of December 31, 1998 and certain information about them are set forth below:

                                                                                DIRECTOR
          NAME OF NOMINEE            AGE          PRINCIPAL OCCUPATION           SINCE
          ---------------            ---          --------------------          --------
Robert J. Pressley, Ph.D. .........  66    Technology consultant                  1984
E. Walter Lange....................  66    Business consultant                    1992
Robert V. McCormick................  54    President and Chief Executive          1992
                                           Officer of the Company
Rodney Perkins, M.D................  62    Practicing otologic surgeon and        1984
                                           President of the California Ear
                                           Institute at Stanford

     Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There is no family relationship between any director or executive officer of the Company.

     ROBERT J. PRESSLEY, Ph.D. is a co-founder of the Company and has been a Director since its founding. Dr. Pressley was appointed Chairman of the Board of Directors in June 1998. Dr. Pressley co-founded Candescent Technologies Corporation (formerly named Silicon Video Corporation), a developer of electronic products, and served as its President and Chief Executive Officer from January 1991 to January 1994. Dr. Pressley also founded XMR, Inc., a manufacturer of eximer lasers and laser systems, and served as its Chief Executive Officer from March 1979 until March 1990. Dr. Pressley has been a self-employed technology consultant since January 1995.

     ROBERT V. McCORMICK has been President of the Company since December 1991 and Chief Executive Officer since July 1992. Between December 1991 and July 1992, he also served as the Company's Chief Operating Officer. He has been a Director of the Company since July 1992. Mr. McCormick also served as the Company's Senior Vice President of Marketing and Field Operations from April 1991 to December 1991. Mr. McCormick was employed by Acuson Corporation, a manufacturer of medical imaging equipment, from 1983 to April 1991 in a variety of sales and marketing executive positions culminating as Vice President of Marketing and Field Operations.

     E. WALTER LANGE has been a Director of the Company since January 1992. Mr. Lange has more than 31 years of experience in the pharmaceutical industry, having served in a variety of executive positions at Eli Lilly & Co. from 1960 to 1991. Most recently, Mr. Lange was Group Vice President of Marketing, Planning and Development and was responsible for Lilly's worldwide product planning, corporate strategic planning, business development and market research. Mr. Lange has been a self-employed business consultant since 1991.

     RODNEY PERKINS, M.D. is a co-founder of the Company and has been a Director since its founding. Dr. Perkins also served as Chairman of the Board of Directors from its founding until June 1995 and Chief Executive Officer from February to May 1987, and from October 1991 to July 1992. He also served as the President of the Company from October to December 1991. Dr. Perkins, a specialist in otologic surgery, is President of the California Ear Institute at Stanford and has been in private practice since 1968. He is a Clinical Professor of Surgery at Stanford University School of Medicine, and is the founder and President of Project HEAR, a non-profit medical institute for ear research and education. Dr. Perkins is a founder of Collagen Corporation, a biomaterials company. Dr. Perkins is also a founder and the Chairman of the Board of Directors of ReSound Corporation, a hearing health care company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six meetings during the year ended December 31, 1998. The Board of Directors has an Audit Committee and a Human Resources Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors currently consists of Mr. Lange and Dr. Pressley. The Audit Committee held six meetings during 1998. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Human Resources Committee of the Board of Directors currently consists of Drs. Pressley and Perkins. The Human Resources Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policy, and approves and makes recommendations to the Board of Directors concerning the grant of stock options.

     No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors that he was eligible to attend, with the exception that Dr. Perkins attended four out of the six meetings held by the Board of Directors during 1998.

COMPENSATION OF DIRECTORS

     Nonemployee members of the Board of Directors receive a retainer of $2,000 per quarter and $500 per meeting of the Board of Directors attended. In addition, nonemployee members of the Board of Directors receive options to purchase shares of the Company's Common Stock pursuant to its 1990 Directors' Stock Option Plan (the "1990 Directors' Option Plan") and 1995 Directors' Stock Option Plan (the "1995 Directors' Option Plan"), and, if adopted by the shareholders at the Annual Meeting, the nonemployee members of the Board of Directors shall be eligible to receive options under the 1999 Directors' Option Plan (the "1999 Directors' Option Plan"). See Proposal No. 4.

     The 1990 Directors' Option Plan, which has been terminated by the Board of Directors with respect to the grant of any future options, provided for the grant of nonstatutory stock options to nonemployee directors of the Company at an exercise price not less than the fair market value of the Company's Common Stock on the date of grant. Under the 1990 Directors' Option Plan, persons who were nonemployee directors as of October 18, 1991, as well as persons who joined the Board of Directors since that date through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy, have been granted an option to purchase 45,000 shares of the Company's Common Stock. Options issued pursuant to this plan vest and become exercisable over three years with respect to each optionee who remains a director, and expire five years after the date of grant.

     The 1995 Directors' Option Plan, which was approved by the Board of Directors in November 1995 and by the Company's shareholders in August 1996, provides for the grant of nonstatutory stock options to nonemployee directors of the Company at an exercise price not less than the fair market value of the Company's Common Stock on the date of grant. The 1995 Directors' Option Plan shall be replaced by the 1999 Directors' Option Plan if approved at the Annual Meeting. See Proposal No. 4. Under the 1995 Directors' Option Plan, persons who were nonemployee directors as of November 30, 1995, as well as persons who joined the Board of Directors since that date through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy, have been granted an option to purchase 45,000 shares of the Company's Common Stock. Options issued pursuant to this plan vest and become exercisable over three years with respect to each optionee who remains a director and expire five years after the date of grant. Directors who are designated or nominated by shareholders who hold 10% or more of the outstanding Company Common Stock are not eligible to receive options under the 1995 Directors' Option Plan.

     Directors who are employees of the Company do not receive any additional compensation for their services as a Director of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

 THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ALL OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2

                    AMENDMENT OF THE 1994 STOCK OPTION PLAN

     At the Annual Meeting, shareholders are being asked to approve an amendment to the 1994 Stock Option Plan (the "1994 Option Plan") that would increase the shares reserved for issuance thereunder by 200,000 shares.

GENERAL

     The Company's 1994 Option Plan provides for the grant of options to employees and consultants of the Company. The 1994 Option Plan was adopted by the Board of Directors in March 1994 and approved by the shareholders in June 1994. A total of 2,550,000 shares of Common Stock have been reserved for issuance under the 1994 Option Plan. Subject to shareholder approval, this amount would be increased to an aggregate of 2,750,000 shares. The aggregate number of shares reserved for issuance under the 1994 Option Plan includes options previously granted and exercised under the 1994 Option Plan. The increase in shares reserved for issuance under the 1994 Option Plan has been necessitated by the hiring of new employees and the grant of additional stock options to current employees as previously granted options vest and become exercisable. The increase will assist the Company in being able to continue its policy of equity ownership by employees and consultants as an incentive to contribute to the Company's success.

     Options granted under the 1994 Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. Only employees of the Company or its subsidiaries may be granted "incentive stock options." The 1994 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

     As of April 15, 1999, 194,384 shares had been issued upon exercise of options granted under the 1994 Option Plan, options for 2,047,120 shares were outstanding under the 1994 Option Plan and 308,496 shares remain available for future grants. As of April 15, 1999, the fair market value of shares subject to outstanding options was $2,366,471 based upon the closing price of the Common Stock as reported on The Nasdaq Stock Market on such date.

     During the year ended December 31, 1998, (i) options to purchase 320,000 shares of Common Stock were granted under the 1994 Option Plan to the executive officers as a group (7 persons as of December 31, 1998), and (ii) options to purchase 604,800 shares of Common Stock were granted under the 1994 Option Plan to all other employees.

PURPOSE

     The purposes of the 1994 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION

     The 1994 Option Plan may be administered by the Board of Directors or by a committee of the Board of Directors. The 1994 Option Plan is currently administered by the Board of Directors and the Human Resources Committee of the Board of Directors, except that with respect to executive officers (including executive officers who are also directors), the 1994 Option Plan is administered exclusively by the Human Resources Committee (comprised of Drs. Perkins and Pressley, the outside directors of the Company who are not eligible to participate in the 1994 Option Plan). Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1994 Option Plan. All questions of interpretation of the 1994 Option Plan are determined by the Board of Directors or its committee and its decisions are final and binding upon all participants. All directors currently hold office until the annual meeting of shareholders of the Company following their election, or until their successors are duly elected and qualified.

ELIGIBILITY

     The 1994 Option Plan provides that either incentive stock options or nonstatutory stock options may be granted to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries. In addition, the 1994 Option Plan provides that nonstatutory stock options may be granted to consultants (not including directors who are not compensated for their services or are paid only a director's fee by the Company) of the Company or any of its subsidiaries. The Board of Directors or its committee selects the optionees and determines the number of shares to be subject to each option. In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company and other relevant factors.

     The 1994 Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 325,000, subject to adjustment as provided in the 1994 Option Plan. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes any compensation income relating to stock options granted to certain executive officers under the 1994 Option Plan. Without this limitation, federal tax legislation enacted in 1993 might not allow the Company to deduct such compensation income.

     In addition to the foregoing limitation on discretion for certain grants, there is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

TERMS OF OPTIONS

     Each option is evidenced by a stock option agreement between the Company and the optionee. Each option is subject to the following additional principal terms and conditions:

          (a) Exercise of the Option. The Board of Directors or its committee determines when options may be exercised. In general, such options become exercisable ratably over four years with respect to employees and over two to four years with respect to consultants. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering of payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Board of Directors or its committee and specified in the option agreement, and such form of consideration may vary for each option.

          (b) Exercise Price. The exercise price of each option granted under the 1994 Option Plan is determined by the Board of Directors or its committee and may not be less than 100% of the fair market value of the Common Stock on the date the option is granted; provided, however, that nonstatutory stock options may be granted to persons other than the Company's Chief Executive Officer or its other four most highly compensated officers whose compensation is required to be reported to shareholders under the Securities Exchange Act of 1934, as amended, at exercise prices of not less than 50% of the fair market value on the date the option is granted. The fair market value per share is equal to the closing price on The Nasdaq Stock Market on the date of grant. In the case of an option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, its parent or subsidiaries, the exercise price must not be less than 110% of the fair market value on the date of the grant.

          (c) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason other than disability or death, options under the 1994 Option Plan may be exercised not later than 30 days (or such other period of time not exceeding three months in the case of an incentive stock option as is determined by the Board of Directors or its committee, with such determination in the case of an incentive stock option being made at the time of grant) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

          (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, options may be exercised within six months (or such other period of time not exceeding twelve months as is determined by the Board of Directors or its committee with such determination in the case of an incentive stock option being made at the time of grant) of termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

          (e) Death. Under the 1994 Option Plan, if an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within six months after the date of death (or such other period of time, not exceeding 12 months, as is determined by the Board of Directors or its committee, with such determination in the case of an incentive stock option being made at the time of grant) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option had the optionee continued living and remained employed or retained by the Company for six months (or such other period of time as is determined by the Board of Directors or its committee, with such determination in the case of an incentive stock option being made at the time of grant) after the date of death. If an optionee should die within three months (or such other period of time not exceeding three months as is determined by the Board of Directors or its committee, with such determination in the case of an incentive stock option being made at the time of grant) after the optionee has ceased to be continuously employed or retained by the Company, the option may be exercised within six months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was entitled to exercise the option at the date of termination. In no event may an option be exercised by any person after the expiration of its term.

          (f) Term of Options. The 1994 Option Plan provides that options granted under the 1994 Option Plan have the term provided in the option agreement. In general, these agreements provide for a term of five years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owns more than 10% of the total combined voting power of all classes of stock of the Company, its parents or subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

          (g) Option Not Transferable. An option is not transferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime and, in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the optionee's death.

          (h) Acceleration of Options. In the event of a merger or consolidation in which the Company is not the surviving entity, or a proposed sale of all or substantially all of the assets of the Company, the Board of Directors is obligated to accomplish either a substitution or assumption of options or give 30 days' notice of the acceleration of the optionee's right to exercise his or her outstanding options as to some or all of the optioned stock at any time within 30 days of such notice. The exercisability of options held by the Company's executive officers may also be accelerated upon the occurrence of such events. See "Transactions with Management and Others."

          (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1994 Option Plan as may be determined by the Board of Directors or its committee.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1994 Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Board of Directors or its committee.

AMENDMENT AND TERMINATION

     The Board of Directors may amend the 1994 Option Plan at any time or from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1994 Option Plan that increases the number of shares that may be issued under the 1994 Option Plan, modifies the standards of eligibility, modifies the limitation on grants to employees described in the 1994 Option Plan or results in other changes which would require shareholder approval to qualify options granted under the 1994 Option Plan as incentive stock options under Section 422 of the Code, as performance-based compensation under Section 162(m) of the Code or, so long as the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), materially increases the benefits to participants that may accrue under the 1994 Option Plan. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1994 Option Plan. The 1994 Option Plan shall terminate in April 2004, provided that any options then outstanding under the 1994 Option Plan shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX ASPECTS OF THE 1994 OPTION PLAN

     The following is a brief summary of the United States federal income tax consequences of transactions under the 1994 Option Plan based on federal securities and income tax laws in effect as of this date. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of shares acquired upon such exercise, under the 1994 Option Plan.

     Options granted under the 1994 Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

     If an option granted under the 1994 Option Plan is an incentive stock option, under U.S. tax laws the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability upon its exercise, although the exercise may give rise to alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after transfer of the shares to the optionee, any gain will be treated as long-term capital gain under U.S. tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under U.S. tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. The tax rate on net capital gain (net long-term capital gain minus short term capital loss) under current U.S. tax laws is capped at 20% for shares held more than one year after the date of exercise. Capital losses are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by tax optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

REQUIRED VOTE

     The affirmative vote of a majority of shares of Common Stock represented and voting at the Annual Meeting with respect to the amendment to the 1994 Option Plan (which shares voting affirmatively also constitute a majority of the required quorum) is required for its approval.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE AMENDMENT OF THE 1994 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3

               ADOPTION OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, shareholders are being asked to approve the adoption of the 1999 Employee Stock Purchase Plan (the "1999 Purchase Plan") and to reserve 100,000 shares of Common Stock for issuance thereunder. The following is a summary of principal features of the 1999 Purchase Plan. This summary, however, does not purport to be a complete description of all the provisions of the 1999 Purchase Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Chief Financial Officer at the Company's principal offices at 3052 Orchard Drive, San Jose, California 95134-2001.

GENERAL

     The 1999 Employee Stock Purchase Plan was adopted by the Board of Directors in April 1999. The Board of Directors has reserved a total of 100,000 shares of Common Stock for issuance thereunder. If adopted by the shareholders at the Annual Meeting, the 1999 Employee Stock Purchase Plan shall supersede the Company's 1989 Employee Stock Purchase Plan, which expires by its terms in September 1999.

     The 1999 Purchase Plan will be implemented by one twelve-month offering period each year commencing on July 1 of each year, or at such other time or times as may be determined by the Board of Directors. Each offering period consists of two six-month purchase periods. The first offering period commences on July 1, 1999. The first purchase period ends on December 31, 1999. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1999 Purchase Plan is further deemed to contain, and options granted thereunder shall contain, and the shares issued upon exercise thereof shall be subject to, any additional conditions and restrictions as may be required by Rule 16b-3 of the Exchange Act to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to 1999 Purchase Plan transactions.

PURPOSE

     The purpose of the 1999 Purchase Plan is to provide employees (including officers and employee directors) of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions.

ADMINISTRATION

     The 1999 Purchase Plan is to be administered by the Board of Directors of the Company or a committee appointed by the Board (the "Administrator"). All questions of interpretation or application of the 1999 Purchase Plan are determined by the Administrator.

ELIGIBILITY AND PARTICIPATION

     Employees (including officers and employee directors) who are employed for at least 20 hours per week and more than five months in any calendar year and who are employed by the Company as of the applicable Offering Date of each offering period of the plan (the "Offering Date") are eligible to participate in an offering under the 1999 Purchase Plan, subject to certain limitations imposed by Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code") and limitations on stock ownership as set forth in the 1999 Purchase Plan. No employee shall be granted an option under the 1999 Purchase Plan if (i) immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total voting power or value of all classes of stock of the Company or its subsidiaries, or (ii) such option would permit such employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock for each calendar year in which such option is outstanding at any time.

     Eligible employees become participants in the 1999 Purchase Plan by filing with the Human Resources Department of the Company a subscription agreement authorizing payroll deductions prior to the applicable Offering Date, unless a later time for filing the subscription agreement has been set by the Administrator. Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last day (the "Purchase Date") of each purchase period in an offering period to which the subscription agreement is applicable, unless sooner terminated by the participant.

GRANT AND EXERCISE OF OPTION

     At the beginning of an offering period, each participant is granted an option to purchase up to that number of shares determined by dividing such employee's payroll deductions accumulated prior to the end of a purchase period and retained in the participant's account as of the end of the purchase period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the applicable offering date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the last day of the applicable purchase period; provided that in no event shall a participant be permitted to purchase during each offering period more than a number of shares determined by dividing $25,000 by the fair market value of a share of the Company's Common Stock at the beginning of the offering period, and provided further that such purchases shall be subject to the limitations set forth below. The Company may make a pro rata reduction in the number of shares subject to options if the total number of shares which would otherwise be subject to options granted at the beginning of an offering period exceeds the number of remaining available shares in the 1999 Purchase Plan. Unless an employee withdraws his or her participation in the 1999 Purchase Plan by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of an offering period, the employee's option for the purchase of shares will be exercised automatically at the end of each purchase period, and the maximum number of full shares subject to option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below.

     During his or her lifetime, a participant's option to purchase shares under the 1999 Purchase Plan is exercisable only by him or her. However, a participant may file a written designation of a beneficiary who is (i) to receive any shares and cash, if any, from the participant's account under the 1999 Purchase Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash, and (ii) to receive any cash from the participant's account under the 1999 Purchase Plan in the event of such participant's death prior to a Purchase Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

PURCHASE PRICE

     The purchase price per share at which shares are sold to participating employees under the 1999 Purchase Plan is the lower of (i) 85% of the fair market value per share of the Common Stock at the time the option is granted on the applicable Offering Date, and (ii) 85% of the fair market value per share of the Common Stock at the time the option is exercised on the applicable Purchase Date. The fair market value of the Common Stock on a given date shall be determined by the Board of Directors and will generally be based upon the last reported sales price of the Common Stock on The Nasdaq Stock Market.

PAYROLL DEDUCTIONS

     The purchase price of the shares to be acquired under the 1999 Purchase Plan is accumulated by payroll deductions during the offering period. The deductions may not be less than 1% or more than 10% of a participant's aggregate compensation during the offering period. A participant may discontinue his or her participation in the 1999 Purchase Plan or, on one occasion only during a purchase period, may increase or decrease his or her rate of payroll deductions. Payroll deductions for a participant shall commence on the first payroll following the applicable Offering Date and shall continue until his or her participation is terminated as provided in the 1999 Purchase Plan.

TERMINATION OF EMPLOYMENT

     Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during the applicable offering period, cancels his or her option and his or her participation in the 1999 Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the 1999 Purchase Plan.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change is made in the Company's capitalization in the middle of an offering period, such as a stock split, stock dividend, combination or reclassification, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the 1999 Purchase Plan, as well as the number of shares available for issuance under the 1999 Purchase Plan.

     In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the 1999 Purchase Plan shall be assumed be assumed or an equivalent substitute option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set as of which date such Offering Period shall terminate. The Administrator shall notify the optionees of the change in their Purchase Date.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may at any time amend or terminate the 1999 Purchase Plan without the approval of the shareholders, except that such termination cannot affect options previously granted nor may an amendment make any change in an option granted prior thereto which adversely affects the rights of any participant unless prevailing accounting rules change in such a way that would have an adverse effect on the Company if it did not terminate the 1999 Purchase Plan or such Offering Period. No amendment may be made to the 1999 Purchase Plan without approval of the shareholders of the Company to the extent required by applicable law.

     The 1999 Purchase Plan shall expire in 2009 unless sooner terminated by the Administrator.

TAX INFORMATION

     The 1999 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable Offering Date or more than one year after the Purchase Date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain, taxed at a rate of 20% if the shares are held for more than one year after the applicable Purchase Date. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the 1999 Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

REQUIRED VOTE

     The ratification of the adoption of the 1999 Purchase Plan and the reservation of 100,000 shares of Common Stock for issuance thereunder requires the affirmative vote of the holders of a majority of the shares of the Company's capital stock entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1999 PURCHASE PLAN AND THE RESERVATION OF 100,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

                                 PROPOSAL NO. 4

                 APPROVAL OF 1999 DIRECTORS' STOCK OPTION PLAN

     At the Annual Meeting, shareholders are being asked to approve the adoption of the 1999 Directors' Stock Option Plan (the "1999 Directors' Plan") and to reserve 300,000 shares of Common Stock for issuance thereunder. The following is a summary of principal features of the 1999 Directors' Plan. This summary, however, does not purport to be a complete description of all the provisions of the 1999 Directors' Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Chief Financial Officer at the Company's principal offices at 3052 Orchard Drive, San Jose, California 95134-2001.

GENERAL AND PURPOSE

     The 1999 Directors' Plan was adopted by the Board of Directors in February 1999 and the Board has reserved a total of 300,000 shares of Common Stock for issuance thereunder. If adopted by the shareholders at the Annual Meeting, the 1999 Directors' Plan shall supersede the Company's 1995 Directors' Stock Option Plan currently in effect.

     The 1999 Directors' Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company. It is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

     The purpose of the 1999 Directors' Plan is to provide an incentive for directors to continue to serve the Company as directors and to assist the Company in recruiting highly qualified individuals when vacancies occur on the Board of Directors.

GRANT AND EXERCISE OF OPTION

     The 1999 Directors' Plan provides that each person who becomes a nonemployee director after the effective date of the 1999 Directors' Plan shall be automatically granted a "New Director Option" to purchase 60,000 shares of Common Stock on the date on which such person first becomes a nonemployee director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy. In addition, each nonemployee director who is a nonemployee director on the effective date of the 1999 Directors Plan shall be automatically granted a "Continuing Director Option" to purchase 60,000 shares of Common Stock on the effective date.

     The 1999 Directors' Plan provides for neither a maximum nor a minimum number of shares subject to options that may be granted to any one nonemployee director, but does provide for the number of shares that may be included in any grant and the method of making a grant. No option granted under the 1999 Directors' Plan is transferable by the optionee other than by will or the laws of descent or distribution or pursuant to the terms of a qualified domestic relations order (as defined by the Internal Revenue Code of 1986 (the "Code")), and each option is exercisable, during the lifetime of the optionee, only by such optionee.

     The 1999 Directors' Plan provides that each New Director Option and Continuing Director Option granted thereunder becomes exercisable in installments cumulatively as to 20,000 of the Shares subject to the New Director Option or Continuing Director Option, as applicable, on January 1 of each of the three years following the date of grant of such option, provided that if as of the first January 1 following the date of grant of a New Director Option, the optionee has not served as a director for at least six months, the New Director Option shall not become exercisable until the next following January 1. The options remain exercisable for up to ninety days following the optionee's termination of service as a director of the Company, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a twelve-month period (or such lesser period as is determined by the Board).

EXERCISE PRICE AND TERM OF OPTIONS

     The exercise price of all stock options granted under the 1999 Directors' Plan shall be equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option, which is defined to be the closing sale price of the Company's Common Stock on The Nasdaq Stock Market on the grant date. Options granted under the 1999 Directors' Plan have a term of ten years.

PLAN BENEFITS

     The following table sets forth information with respect to the stock options to be granted to the nonemployee directors of the Company (3 persons) upon approval of the 1999 Directors' Plan by the shareholders at the Annual Meeting. As discussed above, the executive officers of the Company and the employees of the Company are not eligible for grants under the 1999 Directors' Plan.

                                               NUMBER OF SHARES SUBJECT TO
                                                  OPTIONS GRANTED UNDER
                  DIRECTOR                     THE DIRECTORS' OPTION PLAN
                  --------                     ---------------------------
Robert J. Pressley, Ph.D. ...................            60,000
E. Walter Lange..............................            60,000
Rodney Perkins, M.D. ........................            60,000

MERGER OR SALE OF ASSETS

     In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, or the merger or consolidation or other capital reorganization of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each outstanding option under the 1999 Directors' Plan shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the successor corporation does not agree to assume the outstanding options or to substitute equivalent options, in which case, the options shall terminate upon consummation of the transaction; provided, however, that in the event of a change of control, each option granted under the 1999 Directors' Plan shall become fully vested with respect to all unvested shares immediately prior to the consummation of such change of control transaction.

AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend or terminate the 1999 Directors' Plan, except that such termination cannot affect options previously granted without the agreement of any optionee so affected. No amendment may be made to the 1999 Directors' Plan without approval of the shareholders of the Company to the extent required by applicable law.

     If not terminated earlier, the 1999 Directors' Plan will expire in 2009.

U.S. FEDERAL INCOME TAX INFORMATION

     The following is a brief summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1999 Directors' Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside. The Company advises all eligible directors to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the 1999 Directors' Plan.

     Options granted under the 1999 Directors' Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Because the optionee is a director of the Company, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above will be treated as capital gain (or loss), and will be long-term capital gain if the optionee has held the shares more than one year. For individual taxpayers, the maximum U.S. federal income tax rate on long-term capital gains under current tax rules is 20%, whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the adoption of the 1999 Directors' Plan and the reservation of 300,000 shares of Common Stock for issuance thereunder.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1999 DIRECTORS' STOCK OPTION PLAN AND THE RESERVATION OF 300,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

                                 PROPOSAL NO. 5

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the financial statements of the Company since the Company's inception. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 15, 1999 as to (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

                                                            SHARES BENEFICIALLY OWNED(1)
                                                            -----------------------------
                                                            NUMBER(2)    PERCENT OF TOTAL
                                                            ---------    ----------------
Entities affiliated with Special Situations Funds
  L.P.(3).................................................  2,246,700          17.9%
  153 East 53rd Street, 51st Floor
  New York, NY 10022
Thomas B. Boyd(4).........................................    150,879           1.2%
Kevin Candio..............................................    110,270             *
Dennis LaLumandiere.......................................    112,014             *
E. Walter Lange...........................................     50,000             *
Robert V. McCormick.......................................    433,502           3.4%
Rodney Perkins, M.D. .....................................    171,467           1.4%
Robert J. Pressley, Ph.D. ................................     66,016             *
Eric M. Reuter............................................     20,533             *
All directors and executive officers as a group (10
  persons)................................................  1,165,723           8.7%

---------------
 * Less than 1%.

(1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table. Unless otherwise indicated, the address of each individual named above is: c/o Laserscope, 3052 Orchard Drive, San Jose, California 95134-2011.

(2) Includes with respect to each named person and with respect to all directors and executive officers as a group the following shares subject to options exercisable within 60 days of March 15, 1999: Mr. Boyd -- 143,673; Mr. Candio -- 56,581; Mr. LaLumandiere -- 107,188; Mr. Lange -- 45,000; Mr.
    McCormick -- 299,269; Dr. Perkins -- 105,000; Dr. Pressley -- 45,000; Mr.
    Reuter -- 49,501.

(3) Includes 1,211,700 shares held by Special Situations Fund III, L.P, 630,000 shares held by Special Situations Private Equity Fund, L.P., and 405,000 shares held by Special Situations Cayman Fund, L.P.

(4) Mr. Boyd resigned as an officer of the Company effective March 31, 1999.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

                    REPORT OF THE HUMAN RESOURCES COMMITTEE

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive officers are responsible for the achievement of the Company's broad business goals and, accordingly, their compensation continues to be determined by reference both to corporate performance and to their individual performance. Of these two elements, the Human Resources Committee believes corporate performance should have the most significant impact on executives' compensation through cash bonuses and the value of stock options.

     The Company's executive compensation programs are based upon:

          1. Pay for Performance -- Rewarding individual executives for their individual performance as well as for the overall performance of the Company.

          2. Competitive Environment -- Attracting and retaining talented individuals requires the Company to maintain compensation levels and programs that are competitive in the relevant employment market.

          3. Shareholder Return -- Ultimately, management's responsibility is to generate a return for the Company's shareholders by growing both the size and the profitability of the Company. Executive compensation programs must align management's interests with those of the Company's shareholders.

COMPENSATION OF EXECUTIVE OFFICERS

     Laserscope's executive compensation consists of three parts: (i) salary,
(ii) annual cash bonuses and (iii) stock options. The Committee believes that these three elements satisfy the compensation objectives stated above.

     Salaries are generally reviewed at the end of each year and adjusted after taking into account factors such as individual performance, surveys of remuneration in comparable positions in the relevant geographic area, level of responsibility and relative salary levels within the Company.

     Cash bonus targets are established at the beginning of each year and are based on corporate financial performance for the year and individual goals for each executive. For 1999, cash bonuses are related to operating profit. No bonuses are paid unless the Company achieves at least 70% of targeted profit levels. These target bonuses increase as actual profit increases. The portion of the bonus that is actually paid is based on an assessment of the individual executive's performance.

     Stock options are a key element in aligning the interests of management and shareholders, since they jointly share in stock value increases over time. Multi-year vesting schedules are used to encourage a long-term commitment to the Company by its executive officers. The level of stock options held by each executive officer is reviewed at the end of each year and additional awards are considered to optimize the level of incentives and rewards.

     Specific recommendations with respect to each of these three compensation elements for the executive officers (except the President and Chief Executive Officer) are made by the President and Chief Executive Officer, with the final decisions being made by the Human Resources Committee and reviewed by the Board of Directors (except that the Human Resources Committee has exclusive and final authority with respect to the grant of stock options to executive officers of the Company). In the case of the Chief Executive Officer, the Human Resources Committee determines any actions to be taken and such actions are reviewed by the Board of Directors, except that the Human Resources Committee has exclusive and final authority with respect to the grant of stock options to Mr. McCormick.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Robert V. McCormick has served as the Company's President since December 1991. He was Chief Operating Officer from December 1991 to July 1992 and since July 1992 has been President and Chief Executive Officer. Mr. McCormick's salary has been $290,446 since January 5, 1998 and has not been increased since such date. The Compensation Committee has continued the structure of Mr. McCormick's compensation to maintain a long-term focus on the growth of Laserscope's business and stock price. Consequently, the most significant element of Mr. McCormick's potential compensation (stock options) is premised on substantial improvements in the Company's operating performance. Based on the Company's performance in 1998, Mr. McCormick received no cash bonus and is not eligible for a cash bonus in 1999. Mr. McCormick was granted an option to purchase 35,000 shares of Common Stock (vesting over four years) in December 1998 at an exercise price of $1.28. Mr. McCormick has been granted stock options to purchase a total of 560,000 shares of Common Stock at exercise prices of $1.28 to $6.00 with vesting periods of four to five years, depending on the specific option granted.

REPORT ON REPRICED STOCK OPTIONS

     In December 1998, the Board of Directors' Human Resources Committee determined that it was in the best interest of the Company to offer to reprice those then-existing stock options of the Company granted under the 1994 Stock Option Plan at exercise prices in excess of the then-current fair market value of the Company's Common Stock. Included in the repricing actions were options held by the Company's executive officers and directors not serving on the Human Resources Committee.

     The objectives of the 1994 Stock Option Plan are to promote the interests of the Company by providing employees, certain directors, and certain consultants or independent contractors an incentive to acquire a proprietary interest in the Company and to continue to render services to the Company. It was the view of the Committee that stock options with exercise prices substantially above the current market price of the Company's Common Stock were viewed negatively by most optionees of the Company, and provided little, if any, equity incentive to the optionees. The Committee thus concluded that such option grants seriously undermined the specific objectives of the 1994 Stock Option Plan and should properly be repriced. In making this decision, the Committee also considered the fairness of such a determination in relation to other shareholders. In the opinion of the Committee, the shareholders' long-term best interests were clearly served by the retention and motivation of optionees.

     In this context, the Committee decided that effective December 11, 1998 (the "Grant Date") all optionees (except for Human Resources Committee members) holding stock options granted under the 1994 Stock Option Plan with exercise prices in excess of the fair market value of the Company's Common Stock should receive a one-for-one repricing of their then-existing unexercised stock options with a new exercise price set at $1.28 per share, the fair market value of the Company's Common Stock on the Grant Date. The Company completed this repricing through a one-for-one stock option exchange of "underwater" stock options for all optionees. The new options were subject to the same vesting schedule as the canceled options. The exchange was completed in December 1998.

     It is the opinion of the Board of Directors that this program helped build optionee morale and provided new incentives for the Company's employees and management.

                                          HUMAN RESOURCES COMMITTEE

                                          Rodney Perkins, M.D.
                                          Robert J. Pressley, Ph.D. (Chairman)

         HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are currently no employee directors serving on the Human Resources Committee of the Board of Directors. The following nonemployee directors serve on the Company's Human Resources Committee: Rodney Perkins, M.D. and Robert J. Pressley, Ph.D.

     Dr. Perkins served as Chief Executive Officer of Laserscope from February to May 1987 and from October 1991 to July 1992 and as President of Laserscope form October to December 1991. Dr. Perkins purchased an aggregate of 16,667 shares of the Company's Common Stock in September 1989 under the Company's 1984 Stock Purchase Plan at an aggregate price of $75,001. Dr. Perkins purchased such shares through promissory notes in favor of the Company bearing interest at the annual rate 9% and secured by the shares purchased. During 1995, the principal and accrued interest on these notes were refinanced and the notes now carry annual interest rates of 5.79% and are due in November 1998. At December 31, 1998, Dr. Perkins owed an aggregate of $144,155 under such notes, the largest amount of indebtedness owed by him to the Company at any time during 1998.

     Dr. Perkins is also Chairman of the Board of Directors and a member of the Board of Directors' Human Resources Committee of ReSound Corporation, a publicly-traded hearing health care company. The Company and ReSound Corporation have not conducted any business with each other in the past and the Company does not presently anticipate doing so in the future.

     Dr. Pressley purchased an aggregate of 16,667 shares of the Company's Common Stock in September 1989 under the Company's 1984 Stock Purchase Plan at an aggregate price of $74,997. Dr. Pressley purchased such shares through promissory notes in favor of the Company bearing interest at the annual rate 9% and secured by the shares purchased. During 1995, the principal and accrued interest on these notes were refinanced and the notes now carry annual interest rates of 5.79% and are due in November 1998. At December 31, 1998, Dr. Pressley owed an aggregate of $121,895 under such notes. The largest amount of indebtedness owed by him to the Company at any time during 1998 was $148,542.

     See "Proposal No. 1 -- Election of Directors -- Compensation of Directors" for a discussion of certain information with respect to directors serving on the Human Resources Committee.

                               PERFORMANCE GRAPH

     The following graph summarizes cumulative total shareholder return data (assuming reinvestment of dividends) for the period since December 31, 1993. The graph assumes that $100 was invested on December 31, 1993 (i) in the Common Stock of Laserscope, (ii) in the CRSP Total Return Index for The Nasdaq Stock Market (U.S. companies), and (iii) in the MG Medical Instruments and Supplies Index (provided by Media General Financial Services, Inc.). The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                           COMPARISON OF TOTAL RETURN

                                                                                                         MG MEDICAL APPLIANCES/
                                                CRSP NASDAQ INDEX (U.S.)        LASERSCOPE (LSCP)            EQUIPMENT INDEX
                                                ------------------------        -----------------        ----------------------
12/31/93                                                   100                         100                         100
12/31/94                                                    98                          66                         111
12/30/95                                                   138                          35                         190
12/29/96                                                   170                         114                         200
12/29/97                                                   209                          82                         246
12/31/98                                                   293                          32                         308

                       COMPENSATION OF EXECUTIVE OFFICERS
                           SUMMARY COMPENSATION TABLE

     The following table shows the compensation received by the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company for 1998 who were serving as executive officers at December 31, 1998, and the compensation received by each such individual for the Company's two prior years.

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        ------------
                                              ANNUAL COMPENSATION       OPTION/SARS
                                            ------------------------      (SHARES)        ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR   SALARY(1)    BONUS(2)(3)       (4)(5)      COMPENSATION(6)
    ---------------------------      ----   ----------   -----------    ------------   ---------------
Robert V. McCormick................  1998   $  289,914          --         35,000          $23,095
  President and Chief Executive
Officer                              1997   $  276,614          --         30,000          $21,021
                                     1996   $  263,455    $129,486         40,000          $15,706
Thomas B. Boyd.....................  1998   $  188,651          --         35,000          $22,711
  Former Senior Vice President       1997   $  179,928          --         30,000          $17,320
  of International(7)                1996   $  171,350    $ 51,749         40,000          $13,232
Kevin Candio.......................  1998   $  165,000          --         35,000          $12,726
  Vice President of Sales and
Service                              1997   $  115,759    $ 21,748         60,000          $ 7,082
                                     1996   $  104,190    $146,186         10,000          $ 7,235
Dennis LaLumandiere................  1998   $  149,615          --         35,000          $15,844
  Vice President of Finance, Chief   1997   $  140,000          --         30,000          $12,862
  Financial Officer and Assistant    1996   $  124,426    $ 37,580         40,000          $ 9,543
  Secretary
Eric M. Reuter.....................  1998   $161,462(8)         --         50,000          $13,344
  Vice President of Research         1997   $147,500(8)         --         50,000          $13,632
  and Development                    1996   $104,114(9)   $ 10,519         50,000          $ 2,462

---------------
(1) Includes amounts deferred under the Company's 401(k) plan.

(2) Includes bonuses earned in the indicated fiscal year and paid in the subsequent fiscal year. Excludes bonuses paid in the indicated fiscal year but earned in the preceding fiscal year.

(3) Executive officers are entitled to discretionary bonuses based on individual and corporate performance. These bonuses are determined by the Board of Directors based on the recommendation of the Human Resources Committee. Mr. Candio's bonuses consisted of sales commissions.

(4) The options listed with respect to 1998 long-term compensation awards exclude options granted upon the repricing of previously granted options. Options to purchase the following number of shares granted to the following persons in were repriced on December 11, 1998: Mr. McCormick -- 92,500; Mr. Boyd -- 70,000; Mr. Candio -- 70,520; Mr. LaLumandiere -- 72,812; Mr. Reuter -- 99,500. The repriced options retain the same term and vesting schedule as those options that were replaced.

(5) All options granted in 1996, 1997 and 1998 to new employees and officers of the Company have 5-year terms and become exercisable cumulatively at the rate of 12.5% of the total six months after the vesting commencement date (first date of employment for new employees and date of grant for officers), and 1/48 of the shares subject to the option in equal monthly installments thereafter. All options granted in 1996, 1997 and 1998 to existing employees also have 5-year terms but become exercisable cumulatively at the rate of 1/48 of the shares subject to the option in equal monthly installments following their respective grant date. All unvested options are subject to earlier termination in the event of the termination of the participant's relationship with the Company. All options were granted at market value on the date of grant. In the event that certain change in control events were to occur, the options would be assumed or equivalent options substituted by a successor corporation, unless the Board of Directors determined that the options should become immediately exercisable. The exercise price may be paid, subject to certain conditions, by delivery of already owned shares or with the proceeds from the sale of the option shares. In addition, the Management Continuity Agreements entered into between the Company and each of its executive officers may affect the vesting and manner of exercise of options granted by the Company to these individuals. See "Transactions with Management and Others."

(6) Consists of the Company's contributions to its 401(k) benefit plan and certain other employee benefits, including payment of disability and group term life insurance premiums and a car allowance.

(7) Mr. Boyd resigned as an officer of the Company effective March 31, 1999.

(8) Includes $12,000 mortgage allowance paid to Mr. Reuter in connection with the relocation of his principal residence to the San Jose metropolitan area.

(9) Includes salary paid to Mr. Reuter during the period beginning on the commencement of his employment on August 22, 1996 and ending on December 31, 1996 and $70,614 paid to Mr. Reuter in connection with the relocation of his principal residence to the San Jose metropolitan area.

                          STOCK OPTION GRANTS IN 1998

     The following table sets forth information for the named executive officers with respect to grants of options to purchase Common Stock of the Company made in 1998 and the value of all options held by such executive officers on December 31, 1998.

                                      INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
                                 ----------------------------                                 VALUE AT ASSUMED
                                                  % OF TOTAL                                   ANNUAL RATES OF
                                                    OPTIONS                                      STOCK PRICE
                                                  GRANTED TO                                  APPRECIATION FOR
                                    OPTIONS        EMPLOYEES    EXERCISE OR                    OPTION TERM(4)
                                    GRANTED        IN FISCAL     BASE PRICE    EXPIRATION   ---------------------
             NAME                (SHARES)(1)(2)     YEAR(3)     (PER SHARE)       DATE         5%          10%
             ----                --------------   -----------   ------------   ----------   ---------   ---------
Robert V. McCormick............     35,000(5)         5.8%         $1.28        12/11/03     $12,400     $27,400
Thomas B. Boyd (6).............     35,000(5)         5.8%         $1.28        12/11/03     $12,400     $27,400
Kevin Candio...................     35,000(5)         5.8%         $1.28        12/11/03     $12,400     $27,400
Dennis LaLumandiere............     35,000(5)         5.8%         $1.28        12/11/03     $12,400     $27,400
Eric M. Reuter.................     50,000(5)         8.3%         $1.28        12/11/03     $17,700     $39,100

---------------
(1) For a description of the material terms of the options, see footnote 5 of the Summary Compensation Table.

(2) The options listed with respect to 1998 long-term compensation awards exclude options granted upon the repricing of previously granted options. Options to purchase the following number of shares granted to the following persons in were repriced on December 11, 1998: Mr. McCormick -- 92,500; Mr. Boyd -- 70,000; Mr. Candio -- 70,520; Mr. LaLumandiere -- 72,812; Mr.
    Reuter -- 99,500. The repriced options retain the same term and vesting schedule as those options that were replaced.

(3) Excluding options granted upon the repricing of previously granted options, the Company granted options to employees for an aggregate of 604,800 shares of Common Stock during 1998.

(4) Gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on future performance of the Company's Common Stock, as well as the optionee's continued employment through the vesting period.

(5) Options listed were granted on December 11, 1998.

(6) Mr. Boyd resigned as an officer of the Company effective March 31, 1999.

                      AGGREGATED OPTION EXERCISES IN 1998
                           AND YEAR-END OPTION VALUES

     The following table sets forth information for the named executive officers with respect to exercises in 1998 of options to purchase Common Stock of the Company.

                                                                 NUMBER OF
                                                                UNEXERCISED        VALUE OF UNEXERCISED
                                                                OPTIONS AT        IN-THE-MONEY OPTIONS(1)
                                      SHARES                 DECEMBER 31, 1998     AT DECEMBER 31, 1998
                                     ACQUIRED                -----------------    -----------------------
                                        ON        VALUE        (EXERCISABLE/           (EXERCISABLE/
               NAME                  EXERCISE    REALIZED     UNEXERCISABLE)          UNEXERCISABLE)
               ----                  --------    --------    -----------------    -----------------------
Robert V. McCormick................      0             0      281,354/88,646          $26,600/$33.200
Thomas B. Boyd(2)..................      0             0      132,916/82,084          $16,000/$33,200
Kevin Candio.......................    938        $1,500       53,124/81,876          $11,400/$38,100
Dennis LaLumandiere................      0             0       97,814/77,186          $17,300/$33,200
Eric M. Reuter.....................      0             0      41,168/108,332          $19,300/$50,800

---------------
(1) Based on the closing price of the Company's Common Stock as reported on The Nasdaq Stock Market on December 31, 1998 of $1.75 per share.

(2) Mr. Boyd resigned as an officer of the Company effective March 31, 1999.

TEN-YEAR OPTION REPRICINGS

     The following table sets forth certain information as of December 31, 1998 with respect to the repricing of certain stock options held by the Company's executive officers.

                                            NUMBER                                                  LENGTH OF
                                              OF                                                 ORIGINAL OPTION
                                          SECURITIES    MARKET PRICE     EXERCISE                     TERM
                                          UNDERLYING    OF STOCK AT      PRICE AT       NEW       REMAINING AT
                               DATE OF      OPTIONS       TIME OF        TIME OF      EXERCISE       DATE OF
            NAME              REPRICING   REPRICED(#)   REPRICING($)   REPRICING($)   PRICE($)      REPRICING
            ----              ---------   -----------   ------------   ------------   --------   ---------------
Robert McCormick............  07/25/91      150,000        $9.25          $14.25       $9.25        4.8 years
  President and Chief         06/26/92      150,000        $5.75          $ 9.25       $5.75        3.8 years
  Executive Officer           06/26/92       50,000        $5.75          $ 8.13       $5.75        9.5 years
                              11/30/95       97,500        $2.00          $ 4.00       $2.00        4.2 years
                              12/11/98       22,500        $1.28          $ 4.00       $1.28        1.2 years
                              12/11/98       40,000        $1.28          $ 3.48       $1.28        2.3 years
                              12/11/98       30,000        $1.28          $ 4.63       $1.28        4.0 years
John Allison................  12/11/98       50,000        $1.28          $ 2.53       $1.28        4.5 years
  Former Vice President
  of Operations(1)
Herbert Bellucci............  07/25/91       15,000        $9.25          $26.00       $9.25        4.5 years
  Former Senior Vice          06/26/92       15,000        $5.75          $ 9.25       $5.75        3.6 years
  President of Operations(1)  06/26/92       40,000        $5.75          $ 7.75       $5.75        9.7 years
Robert Bogart...............  07/25/91       10,000        $9.25          $26.00       $9.25        4.5 years
  Former Vice President       06/26/92       10,000        $5.75          $ 9.25       $5.75        3.6 years
  of Engineering(1)           06/26/92       20,000        $5.75          $ 7.75       $5.75        9.7 years
Thomas Boyd.................  12/11/98       40,000        $1.28          $ 3.48       $1.28        2.3 years
  Former Senior Vice          12/11/98       30,000        $1.28          $ 4.63       $1.28        4.0 years
  President of
  International(1)
Kevin Candio................   7/25/91        2,000        $9.25          $26.00       $9.25        4.5 years
  Vice President Sales and     6/26/92        2,000        $5.75          $ 9.25       $5.75        3.6 years
  Customer Service            12/11/98          520        $1.28          $ 4.48       $1.28        1.5 years
                              12/11/98       10,000        $1.28          $ 3.48       $1.28        2.3 years
                              12/11/98       10,000        $1.28          $ 7.50       $1.28        3.2 years
                              12/11/98       50,000        $1.28          $ 4.63       $1.28        4.0 years

                                            NUMBER                                                  LENGTH OF
                                              OF                                                 ORIGINAL OPTION
                                          SECURITIES    MARKET PRICE     EXERCISE                     TERM
                                          UNDERLYING    OF STOCK AT      PRICE AT       NEW       REMAINING AT
                               DATE OF      OPTIONS       TIME OF        TIME OF      EXERCISE       DATE OF
            NAME              REPRICING   REPRICED(#)   REPRICING($)   REPRICING($)   PRICE($)      REPRICING
            ----              ---------   -----------   ------------   ------------   --------   ---------------
Paul Davis..................  07/25/91       25,000        $9.25          $14.25       $9.25        4.8 years
  Former Vice President and   06/26/92       25,000        $5.75          $ 9.25       $5.75        3.8 years
  General Council(1)          06/26/92       40,000        $5.75          $ 7.75       $5.75        9.7 years
Benjamin Holmes.............  11/30/95       50,000        $2.00          $ 3.75       $2.00        5.7 years
  Former Director(2)
Robert Jagunich.............  07/25/91       10,000        $9.25          $26.00       $9.25        4.5 years
  Former Vice President
  of Marketing(1)
Bonnie Jones................  07/25/91        5,000        $9.25          $26.00       $9.25        4.5 years
  Former Vice President       06/26/92        5,000        $5.75          $ 9.25       $5.75        4.1 years
  of Human Resources(1)       06/26/92        5,000        $5.75          $ 9.25       $5.75        3.6 years
Dennis LaLumandiere.........  07/25/91        5,000        $9.25          $26.00       $9.25        4.5 years
  Vice President of Finance   06/26/92        5,000        $5.75          $ 9.25       $5.75        3.6 years
  and Chief Financial
  Officer                     06/26/92       15,000        $5.75          $ 5.88       $5.75        9.8 years
                              11/30/95       12,188        $2.00          $ 4.00       $2.00        4.2 years
                              12/11/98        2,812        $1.28          $ 4.00       $1.28        1.2 years
                              12/11/98       40,000        $1.28          $ 3.48       $1.28        2.3 years
                              12/11/98       30,000        $1.28          $ 4.63       $1.28        4.0 years
Alfred Merriweather.........  07/25/91       15,000        $9.25          $26.00       $9.25        4.5 years
  Former Vice President       06/26/92       15,000        $5.75          $ 9.25       $5.75        3.6 years
  of Finance and Chief        06/26/92       40,000        $5.75          $ 7.75       $5.75        9.7 years
  Financial Officer(1)
Rodney Perkins, M.D.........  06/26/92       60,000        $5.75          $ 7.13       $5.75        4.3 years
  Director(2)
Eric Reuter.................  12/11/98       99,500        $1.28          $ 4.63       $1.28        4.0 years
  Vice President of R&D
Herbert Taus................  07/25/91       40,000        $9.25          $26.00       $9.25        4.5 years
  Former President and Chief
  Executive Officer(1)
Susan Webster...............  12/11/98       50,000        $1.28          $ 2.72       $1.28        4.5 years
  Vice President of
  Marketing
Eli Wismer..................  06/26/92       35,000        $5.75          $ 7.00       $5.75        4.4 years
  Former Vice President
  of North American Sales
  and Education(1)

---------------
(1) No longer employed by the Company, but was an executive officer of the Company within the ten-year period covered by the table.

(2) Options were granted pursuant to consulting agreements.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In March 1994, the Company entered into Management Continuity Agreements with each of its executive officers, which were amended in December 1994. These agreements provide (1) for continued employment or salary continuation at the Company or its successor for at least twelve (12) months following any Change in Control of the Company (as defined below), at the same salary and with the same benefit program as were in effect prior to such Change in Control, (2) that such executives may, with thirty (30) days written prior notice, resign but will be entitled to receive his or her current salary and level of benefits for the remainder of the twelve (12) months following the Change in Control if, in connection with such Change in Control the executive's duties or responsibilities are materially reduced or executive is asked to relocate to a facility or location more than 50 miles from the Company's current location, (3) that all stock options exercisable for the Company's securities held by such executives shall become immediately vested and shall be exercisable in full in accordance with the provisions of the option agreement and plan pursuant to which such option was granted, and (4) that upon the immediate vesting of stock options, the optionee will have the right (subject to any limitations imposed by Section 16 of the Securities Exchange Act of 1934 or other applicable securities laws and only to the extent permitted by the terms of the applicable option plan) to deliver a non-recourse promissory note (secured only by the pledged shares for repayment), at the prime rate of interest determined as of the date of the note, in payment of the exercise price for the outstanding options. For purposes of the Management Continuity Agreements, a Change in Control of the Company shall be deemed to have occurred upon the happening of any of the following events: (1) any acquisition of twenty percent (20%) or more of the Company's then outstanding voting securities without the approval of the Board of Directors,
(2) any merger or consolidation in which the Company is not the surviving entity, (3) approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or (4) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are incumbent directors.

     The Company has sold Common Stock to certain employees and directors and accepted promissory notes secured by that stock as payment for certain of those shares. These notes originally carried annual interest rates of 9.0% to 9.5%. During 1995 the principal and accrued interest on these notes were refinanced and the notes now carry annual interest rates of 5.79%.

                                              TOTAL                     INDEBTEDNESS TO THE
                                             SHARES      AGGREGATE         COMPANY AS OF
                PURCHASER                   PURCHASED      PRICE      DECEMBER 31, 1998(1)(2)
                ---------                   ---------    ---------    -----------------------
Rodney Perkins, M.D. .....................   16,667       $75,001            $152,675
Robert J. Pressley, Ph.D. ................   16,666       $74,997            $121,895

---------------
(1) In the cases of Dr. Perkins, the amount shown was also the largest amount of indebtedness owed to the Company at any time during 1998. In the case of Dr. Pressley, the largest amount of indebtedness owed to the Company at any time during 1998 was $148,542.

(2) Payment in the form of promissory notes in the above transactions was approved in each case by a majority of the disinterested directors of the Company and such sales were made pursuant to the Company's 1984 Stock Purchase Plan, which was approved by the shareholders of the Company.

     During 1998 Dr. Pressley received $31,000 in compensation from the Company for consulting services to the Company beyond his duties as Chairman of the Board of Directors, such compensation was applied to the outstanding balance of his indebtedness to the Company.

     Nonemployee members of the Company's Board of Directors receive cash compensation and options to purchase shares of Common Stock in connection with their service on the Board.

     The Company has entered into indemnification agreements with each of its directors and executive officers, which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1998, all Reporting Persons complied with all applicable filing requirements.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2000 Annual Meeting must be received by the Company no later than January 17, 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/Elias J. Blawie

                                          ELIAS J. BLAWIE
                                          Secretary

Dated: April 30, 1999

             PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  OF LASERSCOPE
                       1999 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Laserscope, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 30, 1999, and hereby appoints Robert V. McCormick and Dennis LaLumandiere, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of Laserscope to be held on June 11, 1999 at 9:00 a.m., local time, at the Company's principal executive offices at 3052 Orchard Drive, San Jose, California 95134 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the following matters, and, in their discretion, upon such other matters that may properly come before the meeting and any adjournment(s) thereof.

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

      PLEASE MARK YOUR
[X]   VOTES AS IN THIS
      EXAMPLE

                                                    FOR ALL NOMINEES       WITHHOLD AUTHORITY
                                                  LISTED TO THE RIGHT        TO VOTE FOR ALL
                                                       (EXCEPT AS               NOMINEES
                                                       INDICATED)          LISTED TO THE RIGHT
                                                  -------------------      -------------------

1. Election of                                                                                  NOMINEES:  E. Walter Lange
   Directors                                                                                               Robert V. McCormick
                                                                                                           Rodney Perkins, M.D.
                                                                                                           Robert J. Pressley, Ph.D










                                                  -------------------      -------------------

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list to the right.

                                                                                       FOR              AGAINST            ABSTAIN
                                                                                   ------------       -------------      -----------
2.  Proposal to approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.
                                                                                   ------------       -------------      -----------
3.  Proposal to approve the adoption of the Company's 1999 Employee Stock
    Purchase Plan and to reserve 100,000 shares of Common Stock for issuance thereunder.
                                                                                   ------------       -------------      -----------
4.  Proposal to approve the adoption of of the Company's 1999 Directors' Stock
    Option Plan and to reserve 300,000 shares of Common Stock for issuance thereunder.
                                                                                   ------------       -------------      -----------
5.  Proposal to ratify the appointment of Ernst & Young as the independent auditors of the Company for the year ending December 31, 1999.
                                                                                   ------------       -------------      -----------

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN; (3) FOR APPROVAL OF THE ADOPTION OF THE COMPANY'S 1999 EMPLOYEE STOCK PURCHASE PLAN; (4) FOR THE APPROVAL OF THE ADOPTION OF THE COMPANY'S 1999 DIRECTORS' STOCK OPTION PLAN; AND
(5) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S)                                                 DATE
            -----------------------------------------------       --------------

NOTE: This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope. Persons signing in a capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.